                                   SWMX, INC.

                              FINANCIAL STATEMENTS

                FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2006

                                   SWMX, INC.

                              FINANCIAL STATEMENTS

                FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2006

                                       C O N T E N T S                  PAGE NO.
                                       ---------------                  --------

Balance Sheets                                                             1

Statements of Operations                                                   2

Statement of Cash Flows                                                    3

Statement of Changes in Stockholders' Deficit                              4

Notes to Financial Statements                                            5 - 11

                                               SWMX, INC.
                                            BALANCE SHEETS

                                                                June 30, 2006        December 31, 2005
                                                                (Unaudited)                (A)
                                                                -------------        -----------------
                                                 ASSETS

CURRENT ASSETS
 Cash                                                            $      --              $    79,820
 Accounts receivable, net                                          2,120,682                306,262
 Prepaid expense and other current assets                            201,230                   --
                                                                 -----------            -----------
 TOTAL CURRENT ASSETS                                              2,321,912                386,082

Property and equipment, net of accumulated depreciation
 and amortization                                                  1,304,859              1,055,111
Security deposit                                                     125,000                   --
                                                                 -----------            -----------

 TOTAL ASSETS                                                    $ 3,751,771            $ 1,441,193
                                                                 ===========            ===========

                                 LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
 Bank overdraft                                                  $   197,547            $        --
 Accounts payable                                                  2,589,707                287,710
 Accrued expenses                                                    281,477                107,497
 Notes payable to related parties                                  2,600,000              1,193,111
 Due to related parties                                            2,600,000              2,862,461
 Advances from investors                                                --                  200,000
                                                                 -----------            -----------

 TOTAL CURRENT LIABILITIES                                         8,268,731              4,650,779
                                                                 -----------            -----------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' DEFICIT

 Common Stock, 200,000,000 and 160,000,000 shares, respectively,
    at a par value of $.01 per share (see note 1)                  2,000,000              1,600,000
 Additional paid in capital                                          318,000             (1,600,000)
 Accumulated deficit                                              (6,834,960)            (3,209,586)
                                                                 -----------            -----------

 TOTAL STOCKHOLDERS' DEFICIT                                      (4,516,960)            (3,209,586)
                                                                 -----------            -----------

 TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT                     $ 3,751,771            $ 1,441,193
                                                                 ===========            ===========

(A) Represents Predecessor Company, Soft Wave Media LLC (see Note 1).

                                  See notes to financial statements.

                                                  -1-

                                                      SWMX, INC.
                                              STATEMENTS OF OPERATIONS
                                   FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2006
                                                     (unaudited)

                                                                                 Three months           Six months
                                                                                     ended                ended
                                                                                 June 30, 2006         June 30, 2006
                                                                                 ------------           ------------

Net Revenues                                                                    $     704,725          $     913,480

Costs and expenses:

    Cost of revenues                                                                  285,918                448,281
    Selling, general and administrative expenses (including stock-
        based compensation expense of $332,000 and $336,000)                        3,071,379              3,856,195
                                                                                  -----------            -----------

Total Costs and expenses                                                            3,357,297              4,304,476
                                                                                  -----------            -----------

Operating loss                                                                     (2,652,572)            (3,390,996)

Interest expense, net                                                                  28,586                234,378
                                                                                  -----------            -----------

Net loss                                                                        $  (2,681,158)         $  (3,625,374)
                                                                                  ===========            ===========

Net loss per common share                                                       $       (0.01)         $       (0.02)

Weighted average number of shares outstanding                                     200,000,000            196,022,099

                                          See notes to financial statements

                                                         -2-

                                   SWMX, INC.
                             STATEMENT OF CASH FLOWS
                     FOR THE SIX MONTHS ENDED JUNE 30, 2006
                                   (unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES
    Net loss                                               $(3,625,374)
    Adjustments to reconcile net loss to net cash
    used in operating activities:

    Depreciation and amortization                              222,798
    Allowance for doubtful accounts                          1,232,000
    Stock-based compensation                                   336,000
    Changes in operating assets and liabilities:
     Accounts receivable                                    (3,046,420)
     Prepaid expenses and other current assets                (201,231)
     Security deposit                                         (125,000)
     Accounts payable                                        2,301,998
     Accrued expenses                                          173,980
     Due to related parties                                   (262,461)
                                                           -----------

        Net Cash Used in Operating Activities               (2,993,710)
                                                           -----------

CASH FLOWS FROM INVESTING ACTIVITIES
     Purchase of property and equipment                       (472,546)

CASH FLOWS FROM FINANCING ACTIVITIES
     Issuance of common stock                                1,782,000
     Bank overdraft                                            197,547
     Increase in notes payable to related parties            1,406,889
                                                           -----------

        Net Cash Provided by Financing Activities            3,386,436
                                                           -----------

Net decrease in cash                                           (79,820)

Cash at beginning of period                                     79,820
                                                           -----------

Cash at end of period                                      $      --
                                                           ===========

                            SUPPLEMENTAL INFORMATION

    Cash interest paid                                     $    16,333

    Non-cash transaction - in January 2006 the Company issued common stock of
    $200,000 for cash received in the prior period which was reflected as a liability in the December 31, 2005 balance sheet.

                        See notes to financial statements

                                       -3-

                                                             SWMX, INC.
                                            STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT
                                               FOR THE SIX MONTHS ENDED JUNE 30, 2006
                                                             (unaudited)

                                                          Common Stock              Additional
                                                  ------------------------------      Paid-in         Accumulated
                                                     Shares           Amount          Capital           Deficit          Total
                                                  ----------------------------------------------------------------------------------
Balance, January 1, 2006                          160,000,000      $ 1,600,000      $(1,600,000)      $(3,209,586)      $(3,209,586)

Issuance of Common Stock                           40,000,000          400,000        1,582,000                            1,982,000

Stock-based compensation expense                                                        336,000                              336,000

Net loss                                                                                               (3,625,374)       (3,625,374)
                                                  -----------      -----------      -----------       -----------       -----------
Balance, June 30, 2006                            200,000,000      $ 2,000,000      $   318,000       $(6,834,960)      $(4,516,960)
                                                  ===========      ===========      ===========       ===========       ===========

                                                  See notes to financial statements

                                                                 -4-

                                   SWMX, INC.
                          NOTES TO FINANCIAL STATEMENTS

NOTE -1-      SUMMARY OF BUSINESS AND BASIS FOR PRESENTATION

              BUSINESS DESCRIPTION

              SWMX, Inc. ("SWMX" or the "Company") operates the SWMX
              Marketplace, an electronic open marketplace for the purchase, sale, management and distribution of advertising media time. The
              SWMX Marketplace enables advertisers and broadcasters to execute sophisticated media transactions on one platform, in one process, in real-time.

              BASIS OF PRESENTATION

              On July 26, 2006 Edgemont Resources, Inc. created a wholly-owned subsidiary, SWMX Acquisition, Inc., to acquire and merge with and into SoftWave Media Exchange, Inc., pursuant to a merger
              agreement. Upon conclusion of the merger, Edgemont Resources, Inc.
              changed its name to SWMX, Inc. and the subsidiary changed its name to SoftWave Media Exchange, Inc.

              The merger of a private operating company, SoftWave Media
              Exchange, Inc. into a non-operating public shell corporation,
              Edgemont Resources, Inc., with nominal assets or liabilities resulted in the shareholders of SoftWave Media Exchange, Inc.
              having actual operating control of the merged company after the transaction. The transaction is considered to be a capital transaction in substance, rather than a business combination. That is, the transaction is the equivalent to the issuance of stock by the private company for the net monetary assets of the shell company, accompanied by a recapitalization. Accordingly, the outstanding shares of SoftWave Media Exchange, Inc. have been restated in the accompanying balance sheets and statement of changes in shareholders deficit to give effect to the merger.
              Pursuant to the merger agreement the common stock exchange ratio was one to one. The restated shares have been used in the
              computation of loss per share.

              All information presented reflects the recapitalization of SWMX,
              Inc. and the operations of SoftWave Media Exchange, Inc. and not
              Edgemont Resources, Inc. Any references to predecessor companies are predecessors to SoftWave Media Exchange, Inc. and not Edgemont
              Resources, Inc. The "Company" shall refer to SWMX, Inc. and or
              SoftWave Media Exchange, Inc.

              On January 19, 2006, SoftWave Media Exchange, Inc. entered into a contribution agreement with Soft Wave Media, LLC and its members,
              Alowex, LLC ("Alowex") and Remnant Media, LLC, whereby Soft Wave
              Media, LLC (the "Predecessor") contributed all of its assets and all of its liabilities to SoftWave Media Exchange, Inc. These assets included but were not limited to software, intellectual property, domain name and website content. This transaction effectively merged the Predecessor into SoftWave Media Exchange,
              Inc. and did not result in any change in ownership or control. As such the assets and liabilities of SoftWave Media Exchange, Inc., as of the contribution date, are reflected at the carryover basis of the Predecessor.

              LIQUIDITY

              The Company has incurred substantial losses and has a working capital deficiency of $5,946,819 as of June 30, 2006, which raise substantial doubt about its ability to continue as a going concern. Such losses resulted from the Company's lack of
              significant revenue and costs incurred in the establishment of its infrastructure. The Company expects to continue to incur
              significant operating expenses in order to execute its current business plan. In July 2006 the Company did execute a private placement offering of common stock (see note 10) and believes that it has access to sources of working capital that are sufficient to fund its operations for the year ending December 31, 2006, however, there can be no assurances that sufficient funds will be available. The Company also believes that additional capital requirements associated with its development can be met by raising debt or equity when needed, though there can be no assurances that the Company will be able to raise any such capital or upon what terms. The accompanying financial statements do not include any adjustments that might result from this uncertainty.

                                       -5-

                                   SWMX, INC.
                          NOTES TO FINANCIAL STATEMENTS

NOTE -2-      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

              UNAUDITED INTERIM FINANCIAL INFORMATION

              The accompanying balance sheet as of June 30, 2006, the statements of operations for the three and six months ended June 30, 2006, the statement of cash flows and the statement of changes in stockholders deficit for the six months ended June 30, 2006 are unaudited. These unaudited interim financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. In the opinion of management, the unaudited interim financial statements include all adjustments of a normal recurring nature necessary for the fair presentation of our financial position as of June 30, 2006, our results of operations for the three and six months ended June 30,
              2006 and our cash flows for the six months ended June 30, 2006.
              The results of operations for the three and six months ended June
              30, 2006 are not necessarily indicative of the results to be expected for the year ending December 31, 2006.

              These unaudited interim financial statements should be read in conjunction with the December 31, 2005 audited financial
              statements and the related notes of the Predecessor.

              USE OF ESTIMATES IN PREPARATION OF FINANCIAL STATEMENTS

              The preparation of financial statements in conformity with accounting principles generally accepted in the United States of
              America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and
              disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company's most
              significant estimates and assumptions made in the preparation of the financial statements relate to revenue recognition and allowance for doubtful accounts. Actual results could differ from those estimates.

              ACCOUNTS RECEIVABLE

              Accounts receivable are reported at the amount outstanding, net of any allowances for amounts that the Company believes are not collectible. At June 30, 2006, the Company established an
              allowance for doubtful accounts of $1,232,000, of which $1,182,000 related to one customer that accounted for 35% of the Company's revenues for the six months ended June 30, 2006. In determining to establish a reserve for this one customer the Company evaluated the willingness and the ability of this customer to satisfy its obligations. Information has come to light in September 2006, that the Company believes raises substantial doubt about the
              collectibility of this receivable and accordingly has established a reserve for the balance owed by this customer. The Company is vigorously pursuing all legal avenues available to it in an effort to collect on this receivable. At December 31, 2005, no allowance was deemed required.

              CAPITALIZED SOFTWARE

              In accordance with Statement of Position 98-1, ACCOUNTING FOR THE
              COSTS OF COMPUTER SOFTWARE DEVELOPED OR OBTAINED FOR INTERNAL USE
              ("SOP 98-1"), certain direct development costs associated with internal-use software are capitalized. These costs include external direct costs of service and payroll costs for employees devoting time to software projects principally related to software coding, designing system interfaces and installation and testing of the software. These costs are recorded as fixed assets and are amortized over a period not to exceed three years beginning when the asset is substantially ready for use. Costs incurred during the preliminary project stage, as well as maintenance and training costs are expensed as incurred. Through June 30, 2006, the Company has not capitalized any cost other than the cost of the software purchased from Alowex, a related party, based on the criteria of
              SOP 98-1.

                                       -6-

                                   SWMX, INC.
                          NOTES TO FINANCIAL STATEMENTS

NOTE -2-      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

              PROPERTY AND EQUIPMENT

              Property and equipment is stated at cost less accumulated
              depreciation. The Company provides for depreciation and
              amortization on property and equipment used by applying the straight-line method over the following estimated useful lives:

                                                  Estimated
                                                    Useful
              Assets                                Lives
              ------                                -----

              Capitalized software                 3 years
              Computer equipment                 1-3 years
              Furniture and fixtures               3 years

              REVENUE RECOGNITION AND PRESENTATION

              The Company recognizes revenue when all of the following criteria have been met: persuasive evidence of an arrangement exists;
              services have been rendered; the price to the customer is fixed and determinable and collectibility from the customer is
              reasonably assured. In most instances, these criteria are met when the customer's advertisement is aired, and it is at this point that the Company recognizes revenue. In compliance with Emerging
              Issues Task Force ("EITF") Issue NO. 99-19, REPORTING REVENUE
              GROSS AS A PRINCIPAL VERSUS NET AS AN AGENT, the Company assesses whether the Company or the third party broadcaster is the primary obligor. In addition, the Company gives appropriate consideration to other key indicators such as latitude in establishing price, discretion in broadcaster selection and who has credit risk.
              Considering that the Company operates broadly as a network exchange along with the industry practice to generally record revenue on a net versus gross basis, the Company believes that there must be strong evidence in place to overcome the presumption of net revenue accounting. Accordingly, to date the Company has recorded revenue net of pass-through charges, based on the
              Company's assessment of the key indicators. Should the Company enter into transactions where the key indicators suggest they are acting as a principal, then the Company will record the gross amount billed as revenue.

              For the six months ended June 30, 2006, approximately 35% and 23%
              of the Company's revenues came from two customers, respectively.
              These same two customers accounted for 62% and 43% of accounts receivable as of June 30, 2006 and December 31, 2005,
              respectively. See note 2 Accounts Receivable for further
              discussion.

              COST OF NET REVENUE

              Cost of revenues consists of the expenses associated with the operation of the Company's data centers including depreciation, labor and bandwidth costs. Cost of revenues also include expenses related to the amortization of capitalized software development costs, acquired technologies as well as other software development costs that are expensed in accordance with SOP 98-1.

              INCOME TAXES

              The Company applies the asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates for the periods in which the
              differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

              The Company has incurred losses since its formation at the time of the contribution agreement; such losses create a deferred tax asset. The Company has established a valuation reserve equal to this asset.

                                       -7-

                                   SWMX, INC.
                          NOTES TO FINANCIAL STATEMENTS

NOTE -2-      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

              STOCK - BASED COMPENSATION

              In December 2004, the Financial Accounting Standards Board issued
              Statement of Financial Accounting Standards No. 123 (revised),
              "Share-Based Payment" (SFAS 123(R)). SFAS 123(R) eliminates the alternative to use the intrinsic value method of accounting, which generally resulted in no compensation expense recorded in the financial statements related to the issuance of equity awards to employees. SFAS 123(R) requires that the cost resulting from all share based payment transactions be recognized in the financial statements.

              SFAS 123(R) establishes fair value as the measurement objective in accounting for share based payment arrangements and requires all companies to apply a fair value based measurement method in accounting for generally all share based payment transactions with employees. The Company adopted SFAS No. 123(R) in connection with its issuance of stock options during the quarter ended March 31,
              2006 (no options were issued by the Predecessor prior to this quarter).

              During the quarter ended June 30, 2006, the Company issued options to purchase 1,570,000 shares of common stock at various exercise prices. In accordance with SFAS 123(R) the Company recorded an expense relating to these options as well as previously granted options, of $332,000.

              The Company used the Black-Scholes option-pricing model to estimate the fair value of these stock-based awards with the following weighted-average assumptions for the indicated periods:

                      Risk-free interest rate       4.50%

                      Expected lives              4 years

                      Expected dividends             $ -

                      Volatility                      35%

              The following table summarizes the Company's stock option
              activity:

                                                                   Weighted Average        Option Price
                                                  Shares             Exercise Price            Range
                                                  ------           ----------------         ------------
              Balance at December 31, 2005           --                  --                      --
                  Granted                       2,370,000               $   0.61            $0.05 - $1.50
                  Exercised                          --                  --                      --
                  Forfeited                          --                  --                      --
                                                ---------               --------            -----------
              Balance at June 30, 2006          2,370,000               $   0.61            $0.05-$1.50
                                                =========               ========            ===========

              The following  table  summarizes  information  about the Company's stock options outstanding at June 30, 2006:

                                       Options Outstanding                                 Options Exercisable
              ------------------------------------------------------------------    -------------------------------
                Range of           Number           Weighted         Weighted           Number          Weighted
                Exercise        Outstanding         Average           Average        Exercisable         Average
                 Prices          at 6/30/06        Remaining         Exercise       as of 6/30/06       Exercise
                                                      Life             Price                              Price
              -------------    ---------------    -------------     ------------    ---------------    ------------
                 $0.05             600,000            4.58             $0.05           100,000            $0.05
                 $0.50             725,000            4.88             $0.50            50,000            $0.50
                 $1.00           1,010,000            6.84             $1.00              -                 -
                 $1.50              35,000            4.84             $1.50              -                 -

              On June 2, 2006, the Company's Board of Directors adopted the 2006
              Stock Option Plan (the "Plan"). 3,000,000 shares of the Company's common stock has been reserved for issuance under the Plan.

                                       -8-

                                   SWMX, INC.
                          NOTES TO FINANCIAL STATEMENTS

NOTE -3-      PROPERTY AND EQUIPMENT

              Property and equipment consists of:                  June 30, 2006       December 31, 2005
                                                                   -------------       -----------------

              Capitalized Software                                 $  1,189,827           $ 1,187,000
              Computer Equipment                                   $    422,015           $    --
              Furniture and fixtures                               $     47,703           $    --
                                                                   ------------           -----------
                                                                   $  1,659,545           $ 1,187,000

              Less - Accumulated depreciation and amortization         (354,686)             (131,889)
                                                                   ------------           -----------

                                                                   $  1,304,859           $ 1,055,111
                                                                   ============           ===========

              Depreciation and amortization expense was approximately $121,434 and $222,798 for the three and six months ended June 30, 2006.

NOTE -4-      NOTE PAYABLE TO RELATED PARTY

              On August 23, 2005, the Predecessor entered into an Agreement of
              Sale with Alowex, an entity that is wholly-owned by two
              shareholders and founders of the Predecessor whereby Alowex agreed to sell to the Predecessor the software and any intellectual property related to the Remnant Radio Software Platform, which is the predecessor to the SoftWave Radio Software Platform. As consideration, the Predecessor issued to Alowex a promissory note
              ("Original Alowex Promissory Note") in the original amount of
              $1,242,000, representing an amount agreed to by the co-founders as fair value. The note provided for interest at a rate of 4% per annum, with monthly payments of principal and interest commencing on September 1, 2005 through August 31, 2008 and is subject to a security agreement consisting of substantially all of the assets of the Company. However, no amounts were paid during 2005 or 2006, and the Original Alowex Promissory Note was canceled with a new note entered into on January 19, 2006, as noted below.

              As the Original Alowex Promissory Note was issued at a below market interest rate, the Company imputed interest at a market rate resulting in a debt discount of approximately $55,000 as of
              January 19, 2006.

              On January 19, 2006, the SoftWave Media Exchange, Inc. canceled the Original Alowex Promissory Note and issued to Alowex a new promissory note in the amount of $1.4 million ("Alowex, LLC
              Promissory Note"). The Alowex, LLC Promissory Note provides for monthly payments of interest at the rate of 7% per annum
              commencing February 19, 2006 and monthly principal and interest payments of $33,524 commencing February 19, 2007 until January 19,
              2011 on which date all outstanding principal and accrued interest shall be due and payable. This agreement is subject to a security agreement consisting of substantially all assets of the Company.
              In the event the Company receives proceeds from the sale of equity securities in any single or a series of related transactions in which the amount raised equals or exceeds $10 million, the entire note, including accrued interest, is due and payable. In
              connection with entering into the Alowex, LLC Promissory Note and canceling the Original Alowex Promissory Note, the Company wrote off the remaining debt discount, the Original Alowex Promissory
              Note and the accrued interest payable resulting in an interest expense charge of approximately $195,000 in 2006 related to this transaction. The Alowex LLC Promissory Note is classified as a current liability in the accompanying balance sheet as it is currently the intention of the Company to satisfy this within the year.

                                       -9-

                                   SWMX, INC.
                          NOTES TO FINANCIAL STATEMENTS

NOTE -5-      REVOLVING CREDIT FACILITY

              On January 19, 2006 and subsequently amended on May 15, 2006,
              SoftWave Media Exchange , Inc. entered into a credit facility with
              Soft Wave Funding, LLC, an entity owned by two shareholders of the
              Company. While the credit facility provides for a $1.5 million revolving loan that matures on the earlier of September 1, 2006 or the date the Company receives proceeds from the sale of equity securities in any single or a series of related transactions in which the amount raised equals or exceeds the then outstanding amount under the credit facility, the Company has no assurance that these funds will be available. Loans under the credit facility bear interest at the rate of 8.0% per annum and are secured, on a subordinated basis to the Alowex, LLC Promissory
              Note, by substantially all of the Company's assets. As of June 30,
              2006 the Company had borrowings of $1,200,000 outstanding under this credit facility included in notes payable to related parties.

NOTE -6-      ALOWEX AND REMNANT LETTER AGREEMENTS

              On January 19, 2006, in consideration for services provided by
              Alowex and Remnant Media, LLC to the Predecessor and the
              contributions that each had made to the development of the
              Predecessor, its software and its website, the Company agreed to pay each party $1.3 million. If the Company receives proceeds from the sale of equity securities in any single or a series of related transactions in which the amount raised equals or exceeds $10 million, under the terms of these letter agreements all amounts are due and payable, otherwise these amounts are due on demand at an interest rate of 6%. As of December 31, 2005, the Company recorded a liability and expense of $2.6 million. The liability is included as due to related parties in the accompanying balance sheets.

NOTE -7-      COMMITMENTS

              In May 2006 the Company entered into a lease to secure
              approximately 24,000 square feet of space in the same office complex. The lease has a five year term, at an initial rate of
              $608,000 per year, with stated escalations which approximate 3.5%
              per year thereafter.

NOTE -8-      STOCKHOLDERS' DEFICIT

              On January 19, 2006, SoftWave Media Exchange, Inc. entered into a contribution agreement with the Predecessor, whereby the
              Predecessor contributed all of its assets and all of its
              liabilities to SoftWave Media Exchange, Inc. in exchange for 160 million shares of common stock of SoftWave Media Exchange, Inc., which were subsequently distributed equally to the Company's members, Alowex and Remnant Media, LLC which each received 80 million shares of common stock of SoftWave Media Exchange, Inc.
              This transaction effectively merged the Predecessor into SoftWave
              Media Exchange, Inc. and did not result in any change in ownership or control.

              Subsequently on January 19, 2006, SoftWave Media Exchange, Inc.
              sold 40 million shares of common stock to new investors for
              $2,000,000, or $1,982,000 net of expenses. The stockholders also entered a registration rights agreement which provides for, as defined, the right of first referral and incidental registration rights if SoftWave Media Exchange, Inc. proposes to file a registration statement under the Securities Act.

                                      -10-

                                   SWMX, INC.
                         NOTES TO FINANCIAL STATEMENTS

NOTE -8-      STOCKHOLDERS' DEFICIT (CONTINUED)

              In December 2005, these investors advanced $200,000 toward the purchase of these shares. Concurrent with this investment the
              Company agreed to pay to Alowex and Remnant Media, LLC a total of
              $400,000 for past services. Of this amount $150,000 was paid prior to December 31, 2005, with the balance paid in January 2006. The ownership structure of the Company after this transaction is as follows:

                         Shareholders                          # of Common Shares
                         ------------                          ------------------

                         Alowex, LLC                               80,000,000
                         Remnant Media, LLC                        80,000,000
                         New investors                             40,000,000
                                                                  -----------

                         Total shares outstanding                 200,000,000
                                                                  ===========

              On January 31, 2006, each of Alowex and Remnant Media distributed its shares to its respective members.

              On April 20, 2006, certain shareholders of the Company
              collectively sold 2,078,479 shares of common stock of SoftWave
              Media Exchange, Inc. in a private placement to 65 purchasers at a price of $1.50 per share.

NOTE -9-      RELATED PARTY TRANSACTIONS

              Amounts owed to Related Parties as of June 30, 2006:

              Notes payable to related parties
                 SoftWave Funding LLC (see note 5)            $     1,200,000
                 Alowex note payable (see Note 4)                   1,400,000
                                                              ---------------
              Notes payable to related parties                $     2,600,000
                                                              ===============

              Letter agreements: (see Note 6)
                Alowex LLC                                    $     1,300,000
                Remnant Media LLC                                   1,300,000
                                                              ---------------
              Due to related parties                          $     2,600,000
                                                              ===============

              During the three and six months ended June 30, 2006 the Company received consulting services, web hosting services and rent charges totaling $119,000 and $263,000 from companies owned by shareholders of the company; $50,000 and $114,000 of these amounts have been included in cost of revenues and $69,000 and $149,000 have been included in selling, general and administrative expenses in the accompany statement of operations.

NOTE 10-      SUBSEQUENT EVENT

              On July 26, 2006, the Company completed a private placement pursuant to which it sold 4.0 million shares of common stock for gross proceeds of $12.0 million, including through the conversion of the $2.6 million owed to Alowex and Remnant Media, LLC (as discussed further in Note 6). In addition, the Company used $1.4 million of the net proceeds to repay a loan due to Alowex (see
              Note 4) and $1.5 million to repay the balance outstanding at that time under the revolving credit facility (see Note 5).

              In August 2006, the Company terminated the employment of one its officers. This former officer has commenced an arbitration proceeding, pending before the American Arbitration Association, alleging that he is due compensation and benefits in connection with his termination pursuant to his employment agreement with the
              Company. As the arbitration is in the very early stages, the
              Company is unable to predict the outcome, however, the Company believes it has a meritorious defense to these claims and intends to vigorously defend itself.

                                      -11-